Exhibit 1A-15.1

THIS MASTER PROMISSORY NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, RESOLD, OFFERED FOR SALE OR RESALE, PLEDGED, OR HYPOTHECATED (COLLECTIVELY, “TRANSFERRED” OR, A “TRANSFER”) IN THE ABSENCE OF A REGISTRATION OR QUALIFICATION WITH RESPECT TO THIS NOTE UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

MASTER PROMISSORY NOTE

Effective Date:

The Borrower:	___________________________________ (the “Borrower”)
The Lender:	CNote Group, Inc., a Delaware corporation (the “Lender”)

Reference is made herein to that certain Loan Agreement executed by and between the Borrower and the Lender on the date hereof (the “Loan Agreement”), the terms and conditions of which are incorporated by reference herein.

1.	Promise of Payment.

FOR VALUE RECEIVED, the Borrower hereby promises to pay to the Lender in U.S. dollars the aggregate principal amount (the “Principal”) of such loans (each, a “Loan”) made to the Borrower from time to time, as reflected in Schedule A hereto, and the Interest (as defined in Section 2) pursuant to the terms and conditions set forth in this Note and the Loan Agreement. By accepting the principal amount of each Loan, the Borrower agrees that such Loan shall be governed by the terms of this Note and the Loan Agreement.

2.	Interest.

Each Loan shall bear interest (the “Interest”) according to the terms of this Section 2.

(a)       Unless otherwise modified pursuant to Section 2(b), each Loan shall begin to accrue Interest at specified on Schedule A hereto (the “Interest Rate”) on the Issue Date specified therein (the “Issue Date”) until the entire amount owed under this Note is repaid in full.

(b)       Upon the sooner to occur of (i) the six (6) month anniversary of the Effective Date, or (ii) an increase in the Federal Discount Rate, the parties hereto agree to renegotiate in good faith the Interest Rate on the Loans to reflect changes in the circumstances of the parties and general macroeconomic conditions.

(c)       The Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

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(d)       The Interest shall be compounded monthly on the last day of each calendar month and, together with the Principal, shall be payable to Lender as set forth in Section 4.

3.	Maturity Date.

The term of each loan is 30 months. The maturity date of each Loan shall be the corresponding Maturity Date for such Loan specified on Schedule A hereto (the “Maturity Date”); provided, however, that the Maturity Date of each Loan may be extended by such amount of time as the Lender and the Borrower mutually agree in writing, in which case this Note shall continue on the same terms until such date.

4.	Payment of Interest and Principal.

With respect to each Loan:

(a)       Unless earlier prepaid pursuant to Section 5, accelerated pursuant to Section 6, or withdrawn pursuant to Section 7, any accrued but unpaid Interest shall be due and payable to the Lender according to the following schedule:

(i)       Each calendar month, the Lender may elect to receive a portion of the accrued but unpaid Interest for that calendar month in accordance with the terms of this Section 4(a)(i) by providing written notice to the Borrower indicating the amount of Interest with respect to which the Lender so elects. Such notice shall be provided to the Borrower no later than three (3) business days prior to the end of each calendar month. In the event that the Lender provides notice to the Borrower pursuant to this Section 4(a)(i), the amount of Interest indicated on the Lender’s notice shall be paid to the Lender no later than three (3) business days following such calendar month. For example, if the Lender provides notice to the Borrower on November 24, 2017 that the Lender elects to receive a portion of the Interest for the month of November, 2017, the Borrower shall pay the amount indicated on the Lender’s notice by no later than December 5, 2017. As used in this Note, the term “business day” shall mean Monday through Friday, excluding United States bank holidays.

(ii)     Any accrued but unpaid Interest with respect to which the Lender has not made an election pursuant to Section 4(a)(i) shall be due and payable to the Lender on the Maturity Date of such Loan.

(b)       Unless earlier prepaid pursuant to Section 5, accelerated pursuant to Section 6, or withdrawn pursuant to Section 7, the Principal of each Loan shall be due and payable to the Lender on the Maturity Date of such Loan.

(c)       If any payment of Principal or Interest due under this Note is not paid within fifteen (15) days from the date such payment becomes due, the Borrower shall pay, in addition to any other sums due under this Note (and without limiting the holder's other remedies on account thereof, including, without limitation, the right to accelerate the maturity hereof), then and thereafter, until such delinquency is cured, interest on such delinquency at a rate equal to ten percent (10%) per annum.

All U.S. dollar amounts used in or resulting from the calculation of the outstanding Principal and accrued but unpaid Interest (the “Amount Owed”) shall be rounded to the nearest cent (with one-half cent being rounded upward).

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5.	Prepayment.

The Borrower may not, without the prior written consent of the Lender, prepay this Note or any Loan made hereunder before the Maturity Date.

6.	Acceleration of Note.

The Lender shall have the right, at its option, to declare the full Amount Owed hereunder immediately due and payable upon the occurrence of any Event of Default (as defined in the Loan Agreement).

7.	Withdrawal of Amount Owed By The Lender.

(a)       At any time prior to repayment of the Amount Owed in full, including prior to the Maturity Date of each Loan, in each fiscal quarter, the Lender may make a request, according to the terms of this Section 7, to withdraw (each, a “Withdrawal Request”) up to an amount equal to ten percent (10%) of the aggregate Principal of this Note plus any accrued but unpaid Interest (such accrued but unpaid Interest to be calculated as of the date of the Withdrawal Request). If the Lender specifies in any Withdrawal Request the Loan(s) to which the Withdrawal Request shall apply and the amount to be withdrawn from each such Loan, the Borrower shall honor the Lender’s request.

(b)      A Withdrawal Request for any given fiscal quarter must be submitted to the Borrower at least twenty-five (25) calendar days prior to the last day of the fiscal quarter. Any Withdrawal Request submitted less than twenty-five (25) calendar days prior to the last day of the fiscal quarter shall be applied to the following quarter.

(c)       The Borrower shall honor any Withdrawal Request timely submitted pursuant to Section 7(a) by transferring the requested amount to the bank account designated by the Lender no later than three (3) business days after the end of the fiscal quarter.

(d)       For the avoidance of doubt, it is agreed that fiscal quarters shall end on March 31, June 30, September 30, and December 31 of that respective year.

8.	Full-Recourse Obligation.

This Note, including the Principal and any Interest, is a full-recourse obligation of the Borrower. Except in the event of fraud, intentional misconduct or conviction of any crime involving moral turpitude, no recourse shall be had directly or indirectly for payment of the Amount Owed or for any claim based thereon against any past, present, or future director, officer, or stockholder of the Borrower, all such liability being expressly waived and released by the acceptance of delivery hereof.

9.	Senior-Recourse Obligation.

Note represents a senior unsecured obligation of the Borrower.

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THE BORROWER HAS EXECUTED THIS MASTER PROMISSORY NOTE AS OF THE DATE FIRST WRITTEN ABOVE.

THE BORROWER: ________________________ By: _________________________ Name: _______________________ Title: __________________ Address: ____________________ ____________________

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SCHEDULE A

Schedule of Loans

As of

Loan Number	Issue Date	Principal Amount	Interest Rate	Maturity Date	Lender Signature	Borrower Signature

Promissory Note

CNote Group, Inc.